EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-71730) of Chinawe.com Inc. of our report dated April 15, 2009 which appears on page F-3 of this annual report on Form 10-K for the year ended December 31, 2009.
/s/ Mazars CPA Limited
Certified Public Accountants
Hong Kong
April 15, 2010